UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 21, 2005
LIN TV Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
LIN Television Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25206	13-3581627

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Richmond Square, Suite 200, Providence, Rhode Island	02906

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (401) 454-2880

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     The information in this Current Report on Form 8-K and the Exhibit attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.
Emmis Transaction
     On August 19, 2005, LIN Television Corporation (“LIN Television”) entered into an agreement with Emmis Television Broadcasting to acquire five network-affiliated television stations for $260.0 million in cash, subject to a post-closing adjustment (the “Emmis Stations”). The Emmis Stations serve the Mobile, Alabama, Green Bay, Wisconsin, Terre Haute, Indiana and Albuquerque, New Mexico markets. The transaction is subject to regulatory approval and customary closing conditions. The agreement provides for the possibility of different closing dates for each station group. The closing dates are expected to occur during the fourth quarter of 2005 through the second quarter of 2006 depending on when Federal Communications Commission consent is received, although there can be no assurance as to when any consent may be received, if at all. At each partial closing, LIN Television will pay the amount allocated to the applicable station.
     LIN TV Corp. is furnishing unaudited information regarding the Emmis Stations’ (i) Net Revenues and (ii) Consolidated Cash Flow, as defined in each of the indentures governing LIN Television’s 2.50% Exchangeable Senior Subordinated Debentures due 2033 and 6 1/2% Senior Subordinated Notes due 2013. Certain reclassifications have been made to the Emmis financial information to conform to LIN Television Corporation’s financial presentation. Consolidated Cash Flow for the Emmis Stations consists of operating income plus amortization of program rights, depreciation and amortization of intangible assets and non-cash expenses (credits) less program payments, but does not include any corporate overhead allocations. Consolidated Cash Flow is not a measure of performance calculated in accordance with generally accepted accounting principles (GAAP), and should not be considered as a substitute for such measures. Net Revenues and Consolidated Cash Flow for the Emmis Stations for the twelve-month period ended June 30, 2005 was $65.1 million and $20.5 million, respectively.
Intent to Enter into New Credit Facility
     LIN Television also is providing information regarding its intention to enter into a new credit facility to replace its existing credit facility. LIN Television expects that the new credit facility will consist of a six year, $250.0 million revolving credit facility and a six year, $250.0 million delayed draw term loan and will be used to refinance amounts outstanding under LIN Television’s existing senior credit facility, to fund the acquisition of the Emmis Stations and for general corporate purposes, including potential share repurchases. There can be no assurance regarding LIN Television’s ability to enter into a new credit facility on acceptable terms, if at all.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIN TV Corp.
Date: September 21, 2005	By:	/s/ William A. Cunningham
		Name:	William A. Cunningham
		Title:	Vice President and Controller

LIN Television Corporation
Date: September 21, 2005	By:	/s/ William A. Cunningham
		Name:	William A. Cunningham
		Title:	Vice President and Controller